Exhibit 99.1

Salesforce Announces Strong Fourth Quarter and Full Fiscal 2023 Results

SAN FRANCISCO, Calif. - March 1, 2023 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fourth quarter and full fiscal year ended January 31, 2023.

•Fourth Quarter Revenue of $8.38 Billion, up 14% Year-Over-Year ("Y/Y"), up 17% Constant Currency ("CC")
•FY23 Revenue of $31.4 Billion, up 18% Y/Y, up 22% CC
•FY23 GAAP Operating Margin of 3.3% and Non-GAAP Operating Margin of 22.5%
•FY23 Operating Cash Flow of $7.1B, up 19% Y/Y
•Current Remaining Performance Obligation of $24.6 Billion, up 12% Y/Y, 13% CC
•Fourth Quarter GAAP Diluted Loss per Share of $(0.10) and Non-GAAP Diluted Earnings per Share ("EPS") of $1.68
•Returned $2.3 Billion in Fourth Quarter and $4.0 Billion in FY23 to Shareholders in the Form of Share Repurchases
•Full Year FY24 Revenue Guidance of $34.5 Billion to $34.7 Billion, up ~10% Y/Y
•Full Year FY24 GAAP Operating Margin Guidance of ~10.8% and Non-GAAP Operating Margin Guidance of ~27.0%
•Full Year FY24 Operating Cash Flow Guidance of ~15 - 16% growth Y/Y
•Announces Share Repurchase Program increased to $20 billion

“For the full year we delivered $31.4 billion in revenue, up 18% year-over-year, or 22% in constant currency, one of the best performances of any enterprise software company our size,” said Marc Benioff Chair and CEO of Salesforce. “We closed FY23 with operating cash flow reaching $7.1 billion, up 19% year-over-year, the highest cash flow in our company’s history, and one of the highest cash flows of any enterprise software company our size.”

“Our relentless focus on execution and proactive management of the current environment allowed us to close out a strong quarter and set us up for a transformational fiscal year 24,” said Amy Weaver, President and CFO, Salesforce. “It’s a New Day at Salesforce and as we look ahead, I am excited for the opportunity in front of us as we continue to drive profitable growth.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year:

Revenue: Total fourth quarter revenue was $8.38 billion, an increase of 14% Y/Y, and 17% CC. Subscription and support revenues were $7.79 billion, an increase of 14% Y/Y. Professional services and other revenues were $0.60 billion, an increase of 19% Y/Y.

Total fiscal 2023 revenue was $31.35 billion, an increase of 18% Y/Y, and 22% CC. Subscription and support revenues were $29.02 billion, an increase of 18% Y/Y. Professional services and other revenues were $2.33 billion, an increase of 27% Y/Y.

Operating Margin: Fourth quarter GAAP operating margin was 4.3%. Fourth quarter non-GAAP operating margin was 29.2%. Restructuring impacted fourth quarter GAAP and non-GAAP operating margin by (990) bps and +140 bps, respectively.

Fiscal 2023 GAAP operating margin was 3.3%. Fiscal 2023 non-GAAP operating margin was 22.5%. Restructuring impacted fiscal 2023 GAAP and non-GAAP operating margin by (260) bps and +40 bps, respectively.

Earnings per Share: Fourth quarter GAAP diluted loss per share was $(0.10), and non-GAAP diluted EPS was $1.68. Mark-to-market accounting of the Company’s strategic investments negatively impacted GAAP diluted loss per share by $(0.24) based on a U.S. tax rate of 25% and non-GAAP diluted EPS by $(0.25) based on a non-GAAP tax rate of 22%. Restructuring impacted fourth quarter GAAP diluted loss per share and non-GAAP diluted EPS by (84) cents and +9 cents, respectively.

Fiscal 2023 GAAP diluted EPS was $0.21, and non-GAAP diluted EPS was $5.24. Mark-to-market accounting of the company’s strategic investments negatively impacted GAAP diluted EPS by $(0.18) based on a U.S. tax rate of 25% and non-GAAP diluted EPS by $(0.19) based on a non-GAAP tax rate of 22%. Restructuring impacted fiscal 2023 GAAP and non-GAAP diluted EPS by (83) cents and +9 cents, respectively.

Cash Flow: Cash generated from operations for the fourth quarter was $2.79 billion, an increase of 41% Y/Y. Free cash flow was $2.57 billion, an increase of 42% Y/Y. Restructuring impacted fourth quarter operating cash flow growth by (370) bps.

Cash generated from operations for fiscal 2023 was $7.1 billion, an increase of 19% Y/Y. Free cash flow was $6.3 billion, an increase of 19% Y/Y. Restructuring impacted fiscal 2023 operating cash flow growth by (120) bps.

Remaining Performance Obligation: Remaining performance obligation ended the fourth quarter at $48.6 billion, an increase of 11% Y/Y. Current remaining performance obligation ended at $24.6 billion, an increase of 12% Y/Y, 13% CC.

Forward Looking Guidance

As of March 1, 2023, the Company is initiating its first quarter GAAP and non-GAAP EPS guidance, current remaining performance obligation growth guidance, and revenue guidance. The Company is initiating its full year FY24 revenue guidance, GAAP and non-GAAP EPS guidance, GAAP and non-GAAP operating margin guidance, and operating cash flow guidance.

Our guidance assumes no change to the value of the Company's strategic investment portfolio as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the Company’s currently available information, and excludes forecasted discrete tax items such as the tax effects of stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q1 FY24 Guidance	Full Year FY24 Guidance
Revenue	$8.16 - $8.18 Billion	$34.5 - $34.7 Billion
Y/Y Growth	~10%	~10%
FX Impact(1)	~($150M) Y/Y FX	no impact
GAAP Operating Margin	N/A	~10.8%
Non-GAAP Operating Margin(2)	N/A	~27.0%
GAAP Earnings per Share(2)	$0.24 - $0.25	$2.59 - $2.61
Non-GAAP Earnings per Share(2)	$1.60 - $1.61	$7.12 - $7.14
Operating Cash Flow Growth (Y/Y)(3)	N/A	15% - 16%
Current Remaining Performance Obligation Growth (Y/Y)	~11%	N/A
FX Impact(4)	no impact	N/A
(1) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(2) Non-GAAP operating margin and non-GAAP earnings per share are non-GAAP financial measures. Refer to the Appendix for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP earnings per share guidance and Non-GAAP earnings per share guidance excludes any impact to share count from FY24 repurchase activity under our Share Repurchase Program.
(3) Operating Cash Flow Growth guidance includes an estimated 14% headwind associated with charges from restructuring.
(4) Current Remaining Performance Obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY24 Guidance
GAAP operating margin(1)	~10.8%
Plus
Amortization of purchased intangibles(2)	5.4%
Stock-based compensation expense(2)	8.3%
Restructuring(2)(3)	2.5%
Non-GAAP operating margin(1)	~27.0%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY24.
(3) The percentages shown above have been calculated based on the midpoint of the low and high ends of the estimated charges in connection with our restructuring plan announced on January 4, 2023 (the "Plan").

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2024
	Q1	FY24
GAAP diluted earnings per share range(1)(2)	$0.24 - $0.25	$2.59 - $2.61
Plus
Amortization of purchased intangibles	$0.48	$1.88
Stock-based compensation expense	$0.72	$2.88
Restructuring(3)	$0.56	$0.85
Less
Income tax effects and adjustments(4)	$(0.40)	$(1.08)
Non-GAAP diluted earnings per share(2)	$1.60 - $1.61	$7.12 - $7.14
Shares used in computing basic net income per share (millions)(5)	984	992
Shares used in computing diluted net income per share (millions)(5)	988	995
(1) The Company's GAAP tax provision is expected to be approximately 30% for the three months ended April 30, 2023, and approximately 30% for the year ended January 31, 2024. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP diluted earnings per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted earnings per share has been calculated based on the midpoint of the low and high ends of the estimated charges in connection with our restructuring Plan announced on January 4, 2023 (the "Plan").
(4) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 23.5%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP earnings per share guidance and Non-GAAP earnings per share guidance excludes any impact to share count from FY24 repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce, the global CRM leader, empowers companies of every size and industry to digitally transform and create a 360° view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

Mike Spencer
Salesforce
Investor Relations
415-536-6250
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, and expected restructuring expense or charges. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Slack Technologies, Inc., and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments, and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to maintain and enhance our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic, business and market conditions, including inflationary pressures, general economic downturn or recession, market volatility, increasing interest rates and changes in monetary policy; the impact of geopolitical events, including the recent conflict in Europe; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to execute our Share Repurchase Program; our ability to comply with our debt covenants and lease obligations; the impact of climate change, natural disasters and actual or threatened public health emergencies the expected benefits of and timing of completion of the restructuring plan and the expected costs and charges of the restructuring plan, including, among other things, the risk that the restructuring costs and charges may be greater than we anticipate, the risk that our restructuring efforts may adversely affect our internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that our restructuring efforts may negatively impact our business operations and reputation with or ability to serve customers, and the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and our ability to achieve our aspirations, goals and projections related to our environmental, social and governance initiatives.

Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at http://investor.salesforce.com/financials/.
Salesforce, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2023 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Revenues:
Subscription and support	$7,789	$6,828	$29,021	$24,657
Professional services and other	595	498	2,331	1,835
Total revenues	8,384	7,326	31,352	26,492
Cost of revenues (1)(2):
Subscription and support	1,440	1,456	5,821	5,059
Professional services and other	660	558	2,539	1,967
Total cost of revenues	2,100	2,014	8,360	7,026
Gross profit	6,284	5,312	22,992	19,466
Operating expenses (1)(2):
Research and development	1,128	1,291	5,055	4,465
Marketing and sales	3,385	3,464	13,526	11,855
General and administrative	586	733	2,553	2,598
Restructuring (3)	828	0	828	0
Total operating expenses	5,927	5,488	21,962	18,918
Income (loss) from operations	357	(176)	1,030	548
Gains (losses) on strategic investments, net	(314)	34	(239)	1,211
Other expense	(10)	(55)	(131)	(227)
Income (loss) before benefit from (provision for) income taxes	33	(197)	660	1,532
Benefit from (provision for) income taxes	(131)	169	(452)	(88)
Net income (loss)	$(98)	$(28)	$208	$1,444
Basic net income (loss) per share	$(0.10)	$(0.03)	$0.21	$1.51
Diluted net income (loss) per share	$(0.10)	$(0.03)	$0.21	$1.48
Shares used in computing basic net income (loss) per share	984	986	992	955
Shares used in computing diluted net income (loss) per share	984	986	997	974
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cost of revenues	$250	$273	$1,035	$897
Marketing and sales	223	236	916	727
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cost of revenues	$127	$106	$499	$386
Research and development	273	272	1,136	918
Marketing and sales	309	287	1,256	1,104
General and administrative	80	98	368	371
Restructuring	20	0	20	0
(3)In January 2023, the Company announced a restructuring plan (the “Plan”) intended to reduce operating costs, improve operating margins, and continue advancing its ongoing commitment to profitable growth. The Plan includes a reduction of the Company's workforce and select real estate exits and office space reductions within certain markets.

Salesforce, Inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Revenues:
Subscription and support	93%	93%	93%	93%
Professional services and other	7	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	20	19	19
Professional services and other	8	7	8	8
Total cost of revenues	25	27	27	27
Gross profit	75	73	73	73
Operating expenses (1)(2):
Research and development	14	18	16	17
Marketing and sales	40	47	43	44
General and administrative	7	10	8	10
Restructuring	10	0	3	0
Total operating expenses	71	75	70	71
Income (loss) from operations	4	(2)	3	2
Gains (losses) on strategic investments, net	(4)	0	(1)	5
Other expense	0	(1)	0	(1)
Income (loss) before benefit from (provision for) income taxes	0	(3)	2	6
Benefit from (provision for) income taxes	(1)	3	(1)	(1)
Net income (loss)	(1)%	0%	1%	5%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cost of revenues	3%	4%	3%	3%
Marketing and sales	3	3	3	3

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cost of revenues	2%	1%	2%	1%
Research and development	3	4	3	4
Marketing and sales	4	4	4	4
General and administrative	1	1	1	1
Restructuring	0	0	0	0

Salesforce, Inc.
Consolidated Balance Sheets
(in millions)

	January 31, 2023	January 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$7,016	$5,464
Marketable securities	5,492	5,073
Accounts receivable, net	10,755	9,739
Costs capitalized to obtain revenue contracts, net	1,776	1,454
Prepaid expenses and other current assets	1,356	1,120
Total current assets	26,395	22,850
Property and equipment, net	3,702	2,815
Operating lease right-of-use assets, net	2,890	2,880
Noncurrent costs capitalized to obtain revenue contracts, net	2,697	2,342
Strategic investments	4,672	4,784
Goodwill	48,568	47,937
Intangible assets acquired through business combinations, net	7,125	8,978
Deferred tax assets and other assets, net	2,800	2,623
Total assets	$98,849	$95,209
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$6,743	$5,470
Operating lease liabilities, current	590	686
Unearned revenue	17,376	15,628
Debt, current	1,182	4
Total current liabilities	25,891	21,788
Noncurrent debt	9,419	10,592
Noncurrent operating lease liabilities	2,897	2,703
Other noncurrent liabilities	2,283	1,995
Total liabilities	40,490	37,078
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(4,000)	0
Additional paid-in capital	55,047	50,919
Accumulated other comprehensive loss	(274)	(166)
Retained earnings	7,585	7,377
Total stockholders’ equity	58,359	58,131
Total liabilities and stockholders’ equity	$98,849	$95,209

Salesforce, Inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

4	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Operating activities:
Net income (loss)	$(98)	$(28)	$208	$1,444
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (1)	1,032	931	3,786	3,298
Amortization of costs capitalized to obtain revenue contracts, net	443	356	1,668	1,348
Stock-based compensation expense	809	763	3,279	2,779
(Gains) losses on strategic investments, net	314	(34)	239	(1,211)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(6,481)	(5,719)	(995)	(1,824)
Costs capitalized to obtain revenue contracts, net	(1,066)	(1,060)	(2,345)	(2,283)
Prepaid expenses and other current assets and other assets	57	115	(302)	114
Accounts payable and accrued expenses and other liabilities	1,733	1,343	528	507
Operating lease liabilities	(138)	(194)	(699)	(801)
Unearned revenue	6,183	5,509	1,744	2,629
Net cash provided by operating activities	2,788	1,982	7,111	6,000
Investing activities:
Business combinations, net of cash acquired	0	(60)	(439)	(14,876)
Purchases of strategic investments	(75)	(785)	(550)	(1,718)
Sales of strategic investments	174	37	355	2,201
Purchases of marketable securities	(645)	(1,165)	(4,777)	(5,674)
Sales of marketable securities	379	414	1,771	4,179
Maturities of marketable securities	697	267	2,449	2,069
Capital expenditures	(218)	(167)	(798)	(717)
Net cash provided by (used in) investing activities	312	(1,459)	(1,989)	(14,536)
Financing activities:
Proceeds from issuance of debt, net of issuance costs	0	0	0	7,906
Repayments of Slack Convertible Notes, net of capped call proceeds	0	(17)	0	(1,197)
Repurchases of common stock	(2,323)	0	(4,000)	0
Proceeds from employee stock plans	173	259	861	1,289
Principal payments on financing obligations	(70)	(38)	(419)	(156)
Repayments of debt	(1)	(1)	(4)	(4)
Net cash provided by (used in) financing activities	(2,221)	203	(3,562)	7,838
Effect of exchange rate changes	61	(15)	(8)	(33)
Net increase (decrease) in cash and cash equivalents	940	711	1,552	(731)
Cash and cash equivalents, beginning of period	6,076	4,753	5,464	6,195
Cash and cash equivalents, end of period	$7,016	$5,464	$7,016	$5,464
(1)    Includes depreciation of fixed assets, amortization of intangible assets acquired through business combinations and amortization of right of use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)

	January 31, 2023	October 31, 2022	July 31, 2022	April 30, 2022	January 31, 2022
Full time equivalent headcount	79,390	79,824	78,634	77,810	73,541
Financial data (in millions):
Cash, cash equivalents and marketable securities	$12,508	$11,918	$13,533	$13,503	$10,537
Strategic investments	4,672	5,124	5,124	4,936	4,784
Principal due on the Company's outstanding debt obligations	10,682	10,683	10,684	10,685	10,686
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of software license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of January 31, 2023	$24.6	$24.0	$48.6
As of October 31, 2022	20.9	19.1	40.0
As of July 31, 2022	21.5	20.1	41.6
As of April 30, 2022	21.5	20.5	42.0
As of January 31, 2022	22.0	21.7	43.7
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Unearned revenue, beginning of period	$11,193	$10,116	$15,628	$12,607
Billings and other (1)	14,680	12,992	33,034	29,011
Contribution from contract asset	(113)	(157)	62	110
Revenue recognized over time	(7,730)	(6,771)	(29,595)	(24,841)
Revenue recognized at a point in time	(654)	(555)	(1,757)	(1,651)
Unearned revenue from business combinations	0	3	4	392
Unearned revenue, end of period	$17,376	$15,628	$17,376	$15,628
(1)     Other includes, for example, the impact of foreign currency translation.

Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Sales	$1,787	$1,586	$6,831	$5,989
Service	1,924	1,710	7,369	6,474
Platform and Other (1)	1,557	1,350	5,967	4,509
Marketing and Commerce	1,177	1,046	4,516	3,902
Data	1,344	1,136	4,338	3,783
	$7,789	$6,828	$29,021	$24,657
(1)     Platform and Other includes approximately $410 million and $1.5 billion of Slack subscription and support revenues for the three and twelve months ended January 31, 2023.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Americas	$5,657	$4,939	$21,250	$17,983
Europe	1,935	1,717	7,163	6,016
Asia Pacific	792	670	2,939	2,493
	$8,384	$7,326	$31,352	$26,492
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended January 31, 2023 compared to Three Months Ended January 31, 2022	Three Months Ended October 31, 2022 compared to Three Months Ended October 31, 2021
Sales	16%	17%
Service	15%	16%
Platform and Other	18%	22%
Marketing and Commerce	16%	18%
Data	20%	16%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended January 31, 2023 compared to Three Months Ended January 31, 2022	Three Months Ended October 31, 2022 compared to Three Months Ended October 31, 2021	Three Months Ended January 31, 2022 compared to Three Months Ended January 31, 2021
Americas	14%	16%	23%
Europe	20%	23%	40%
Asia Pacific	30%	30%	28%
Total growth	17%	19%	27%

The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	January 31, 2023 compared to January 31, 2022	October 31, 2022 compared to October 31, 2021	January 31, 2022 compared to January 31, 2021
Total growth	13%	15%	24%

Salesforce, Inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Non-GAAP income from operations
GAAP income (loss) from operations	$357	$(176)	$1,030	$548
Plus:
Amortization of purchased intangibles (1)	473	509	1,951	1,624
Stock-based compensation expense (2)(3)	789	763	3,259	2,779
Restructuring	828	0	828	0
Non-GAAP income from operations	$2,447	$1,096	$7,068	$4,951
Non-GAAP operating margin as a percentage of revenues
Total revenues	$8,384	$7,326	$31,352	$26,492
GAAP operating margin (4)	4.3%	(2.4)%	3.3%	2.1%
Non-GAAP operating margin (4)	29.2%	15.0%	22.5%	18.7%
Non-GAAP net income
GAAP net income (loss)	$(98)	$(28)	$208	$1,444
Plus:
Amortization of purchased intangibles (1)	473	509	1,951	1,624
Stock-based compensation expense (2)(3)	789	763	3,259	2,779
Restructuring	828	0	828	0
Income tax effects and adjustments	(336)	(401)	(1,022)	(1,188)
Non-GAAP net income	$1,656	$843	$5,224	$4,659

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Non-GAAP diluted net income per share
GAAP diluted net income (loss) per share	$(0.10)	$(0.03)	$0.21	$1.48
Plus:
Amortization of purchased intangibles	0.48	0.51	1.96	1.67
Stock-based compensation expense (2) (3)	0.80	0.76	3.27	2.85
Restructuring	0.84	0.00	0.83	0.00
Income tax effects and adjustments	(0.34)	(0.40)	(1.03)	(1.22)
Non-GAAP diluted net income per share	$1.68	$0.84	$5.24	$4.78
Shares used in computing Non-GAAP diluted net income per share	987	1,003	997	974
Reported GAAP diluted net loss per share for the three months ended January 31, 2023 and January 31, 2022 were calculated using basic share count. Non-GAAP diluted net income per share for the three months ended January 31, 2023 and January 31, 2022 were calculated using diluted share count which includes approximately 3 million and 17 million shares of dilutive securities related to employee stock awards, respectively.

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cost of revenues	$250	$273	$1,035	$897
Marketing and sales	223	236	916	727
	$473	$509	$1,951	$1,624

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cost of revenues	$127	$106	$499	$386
Research and development	273	272	1,136	918
Marketing and sales	309	287	1,256	1,104
General and administrative	80	98	368	371
	$789	$763	$3,259	$2,779

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above for the three and twelve months ended January 31, 2023 exclude stock-based compensation expense related to the Company's restructuring plan of $20 million, which is included in the Restructuring line.

(4)    GAAP operating margin is the proportion of GAAP income (loss) from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges related to the restructuring plan.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$(98)	$(28)	$208	$1,444
Basic net income (loss) per share	$(0.10)	$(0.03)	$0.21	$1.51
Shares used in computing basic net income (loss) per share	984	986	992	955

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$1,656	$843	$5,224	$4,659
Non-GAAP basic net income per share	$1.68	$0.85	$5.27	$4.88
Shares used in computing Non-GAAP basic net income per share	984	986	992	955

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$(98)	$(28)	$208	$1,444
Diluted net income (loss) per share	$(0.10)	$(0.03)	$0.21	$1.48
Shares used in computing diluted net income (loss) per share	984	986	997	974

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$1,656	$843	$5,224	$4,659
Non-GAAP diluted net income per share	$1.68	$0.84	$5.24	$4.78
Shares used in computing Non-GAAP diluted net income per share	987	1,003	997	974

Supplemental Cash Flow Information
Computation of free cash flow, a non-GAAP measure
(in millions)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
GAAP net cash provided by operating activities	$2,788	$1,982	$7,111	$6,000
Capital expenditures	(218)	(167)	(798)	(717)
Free cash flow	$2,570	$1,815	$6,313	$5,283

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP earnings per share, non-GAAP tax rates, free cash flow, constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles, and charges related to the restructuring plan. Non-GAAP earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to the restructuring plan, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired Company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Gains on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2023 and 2022, the Company used a projected non-GAAP tax rate of 22.0% and 21.5%, respectively. For fiscal 2024, the Company uses a projected non-GAAP tax rate of 23.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.